EXHIBIT 23.1

              CONSENT OF MOORE STEPHENS, P.C.; INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Expert" and to the use of our report dated November 15, 1996 in the Registration Statement (Form SB-2) and related Prospectus of Niche Pharmaceuticals, Inc. (the "Company") covering the registration of 1,725,000 of the Company's Common Shares and 130,000 of the Company's Warrants.


New York, New York
December 12, 1996


                                                      /s/ Moore Stephens, P.C.
                                                      ------------------------
                                                      MOORE STEPHENS, P.C.